Zumiez Inc. Announces Fiscal 2011 First Quarter Results

First Quarter 2011 Diluted EPS Improved to $0.06

EVERETT, WA -- (Marketwire - May 19, 2011) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of action sports related apparel, footwear, equipment and accessories, today reported results for the first quarter ended April 30, 2011.

Total net sales for the first quarter (13 weeks) ended April 30, 2011 increased 18.8% to $105.9 million from $89.1 million reported in the first quarter ended May 1, 2010 (13 weeks). Comparable store sales for the first quarter of fiscal 2011 increased 12.6% on top of an increase of 9.1% for the first quarter of fiscal 2010. The Company posted net income for the quarter of $1.9 million or $0.06 per diluted share compared to a net loss of $1.9 million or ($0.06) per diluted share in the first quarter of the prior fiscal year. The results for the first quarter of fiscal 2010 include costs of approximately $1.2 million, or $0.03 per diluted share, associated with the relocation of the Company's distribution center from Everett, Washington to Corona, California.

At April 30, 2011, the Company had cash and current marketable securities of $130.7 million compared to cash and current marketable securities of $96.8 million at May 1, 2010.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "Our first quarter results represent a good start to fiscal 2011, although only a small percentage of our full year earnings. This gives us added confidence as we increase our store base in the U.S. and now Canada. Longer-term, we remain excited about the multiple areas of organic growth we believe exist for our concept including meaningful unit expansion, same store sales opportunities, and further development of our e-commerce platform."

2011 Outlook

The Company is introducing guidance for the three months ending July 30, 2011 of net income per diluted share of approximately $0.02 to $0.04 per diluted share. This guidance is based on an anticipated comparable store sales increase in the mid single digit range for the second quarter of fiscal 2011.

The Company currently intends to open approximately 44 new stores in fiscal 2011, including its first stores in Canada, with an opening cadence similar to fiscal 2010. A conference call will be held today to discuss first quarter 2011 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (617)-224-4327 followed by the conference identification code of 99128539.

About Zumiez Inc.

Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of April 30, 2011 we operated 406 stores in the United States and 2 stores in Canada, which are primarily located in shopping malls, and our web site address is www.zumiez.com.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the year ended January 29, 2011 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                              ZUMIEZ INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share amounts)
                             (Unaudited)

                                           Three Months Ended
                              ---------------------------------------------
                               April 30,    % of       May 1,      % of
                                  2011      Sales       2010       Sales
                              ----------- ---------  ----------  ---------
Net sales                     $   105,851     100.0% $   89,096      100.0%
Cost of goods sold                 72,429      68.4%     63,598       71.4%
                              ----------- ---------  ----------  ---------
Gross profit                       33,422      31.6%     25,498       28.6%

Selling, general and
 administrative expenses           30,870      29.2%     28,752       32.3%
                              ----------- ---------  ----------  ---------
Operating profit (loss)             2,552       2.4%     (3,254)    (3.7%)

Interest income, net                  513       0.4%        365        0.4%
Other income, net                      55       0.1%         24        0.1%
                              ----------- ---------  ----------  ---------
Earnings (loss) before income
 taxes                              3,120       2.9%     (2,865)    (3.2%)

Provision (benefit) for
 income taxes                       1,234       1.1%       (965)    (1.1%)
                              ----------- ---------  ----------  ---------

Net income (loss)             $     1,886       1.8% $   (1,900)    (2.1%)
                              =========== =========  ==========  =========

Basic earnings (loss) per
 share                        $      0.06            $    (0.06)
                              ===========            ==========

Diluted earnings (loss) per
 share                        $      0.06            $    (0.06)
                              ===========            ==========
Weighted average shares used
 in computation of earnings
 (loss) per share:
     Basic                         30,343                29,738

     Diluted                       31,084                29,738

                                ZUMIEZ INC.
                  CONDENSED CONSOLIDATED BALANCE SHEETS
                             (In thousands)

                                   April 30,   January 29,      May 1,
                                      2011         2011          2010
                                  ------------ -----------  ---------------
              Assets              (Unaudited)                 (Unaudited)
Current assets
Cash and cash equivalents         $     13,290 $    11,357  $         2,026
Marketable securities                  117,409     117,444           94,790
Receivables                              8,277       6,129            6,528
Income taxes receivable                  2,910           -            2,460
Inventories                             63,148      56,303           58,618
Prepaid expenses and other               6,967       7,210            6,971
Deferred tax assets                      1,720       2,418            3,750
                                  ------------ -----------  ---------------
  Total current assets                 213,721     200,861          175,143

Fixed assets, net                       79,051      78,248           77,224
Goodwill and other intangibles          13,154      13,154           13,173
Long-term deferred tax assets            4,880       5,703            5,644
Long-term investments                    2,799       2,766              870
Long-term other assets                     758         899            1,127
                                  ------------ -----------  ---------------
  Total long-term assets               100,642     100,770           98,038

  Total assets                    $    314,363 $   301,631  $       273,181
                                  ============ ===========  ===============

  Liabilities and Shareholders'
              Equity
Current liabilities
Trade accounts payable            $     30,174 $    16,371  $        31,188
Accrued payroll and payroll taxes        6,232       7,580            5,998
Income taxes payable                         -       4,108                -
Deferred rent and tenant
 allowances                              3,852       3,719            3,442
Other liabilities                       11,518      13,683            9,554
                                  ------------ -----------  ---------------
  Total current liabilities             51,776      45,461           50,182

Long-term deferred rent and
 tenant allowances                      29,452      27,629           27,520
Long-term other liabilities              1,805       1,806            1,441
                                  ------------ -----------  ---------------
  Total long-term liabilities           31,257      29,435           28,961

                                  ------------ -----------  ---------------
  Total liabilities                     83,033      74,896           79,143
                                  ------------ -----------  ---------------

Commitments and contingencies

Shareholders' equity
Preferred stock, no par value,
 20,000 shares authorized; none
 issued and outstanding                    --          --               --
Common stock, no par value,
 50,000 shares authorized; 31,007
 shares issued and outstanding at
 April 30, 2011, 30,835 shares
 issued and outstanding at
 January 29, 2011 and 30,564
 shares issued and outstanding at
 May 1, 2010                            93,986      91,373           84,753
Accumulated other comprehensive
 income (loss)                              79         (17)               9
Retained earnings                      137,265     135,379          109,276
                                  ------------ -----------  ---------------
  Total shareholders' equity           231,330     226,735          194,038
                                  ------------ -----------  ---------------

  Total liabilities and
   shareholders' equity           $    314,363 $   301,631  $       273,181
                                  ============ ===========  ===============

Company Contact:
Brian Leith
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1610

Investor Contact:
ICR, Inc.
Brendon Frey
(203) 682-8200